                                                                   EXHIBIT 10.26

================================================================================




                                   $55,000,000


                                CREDIT AGREEMENT

                                      among

                             ARABICA FUNDING, INC.,

                                  as Borrower,

              The Several Lenders from Time to Time Parties Hereto,

                                       and

                              FLEET NATIONAL BANK,
                            as Administrative Agent,

                            Dated as of June 29, 2004



================================================================================





                         BANC OF AMERICA SECURITIES LLC,

                              as Sole Lead Arranger

                                TABLE OF CONTENTS


                                                                                  Page

SECTION 1.            DEFINITIONS                                                    1

         1.1     Defined Terms.......................................................1
         1.2     Other Definitional Provisions......................................21

SECTION 2.            AMOUNT AND TERMS OF COMMITMENTS                               21

         2.1     Revolving Commitments..............................................21
         2.2     Procedure for Borrowing............................................22
         2.3     Commitment Fees, etc...............................................23
         2.4     Termination or Reduction of Revolving Commitments..................23
         2.5     Optional Prepayments...............................................23
         2.6     Mandatory Prepayments and Commitment Reductions....................23
         2.7     Continuation of Loans..............................................24
         2.8     Limitations on Eurodollar Tranches.................................24
         2.9     Interest Rates and Payment Dates...................................25
         2.10    Computation of Interest and Fees...................................25
         2.11    Inability to Determine Interest Rate...............................25
         2.12    Pro Rata Treatment and Payments....................................26
         2.13    Requirements of Law................................................27
         2.14    Taxes..............................................................28
         2.15    Payments Before End of Interest Period.............................30
         2.16    Change of Lending Office...........................................30

SECTION 3.            LETTERS OF CREDIT                                             31

         3.1     L/C Commitment.....................................................31
         3.2     Procedure for Issuance of Letter of Credit.........................31
         3.3     Fees and Other Charges.............................................31
         3.4     L/C Participations.................................................32
         3.5     Reimbursement Obligation of the Borrower...........................32
         3.6     Obligations Absolute...............................................33
         3.7     Letter of Credit Payments..........................................33
         3.8     Applications.......................................................33

SECTION 4.            REPRESENTATIONS AND WARRANTIES                                33

         4.1     Financial Condition................................................33
         4.2     No Change..........................................................34
         4.3     Existence; Compliance with Law.....................................34
         4.4     Power; Authorization; Enforceable Obligations......................34
         4.5     No Legal Bar.......................................................34
         4.6     Litigation.........................................................35
         4.7     No Default.........................................................35
         4.8     Ownership of Property; Liens.......................................35
         4.9     Intellectual Property..............................................35
         4.10    Taxes..............................................................35


         4.11    Federal Regulations................................................35
         4.12    Labor Matters......................................................36
         4.13    ERISA..............................................................36
         4.14    Investment Company Act; Other Regulations..........................36
         4.15    Subsidiaries; Capital Stock........................................36
         4.16    Use of Proceeds....................................................37
         4.17    Environmental Matters..............................................37
         4.18    Accuracy of Information, etc.......................................38
         4.19    Security Documents; Real Property..................................38
         4.20    Solvency...........................................................39
         4.21    Senior Indebtedness................................................39
         4.22    Regulation H.......................................................39
         4.23    Certain Documents..................................................39
         4.24    Stores; Material Agreements........................................39
         4.25    Indebtedness Outstanding...........................................39
         4.26    Anti-Terrorism Laws................................................40
         4.27    Special Purpose Entity.............................................40

SECTION 5.            CONDITIONS PRECEDENT                                          43

         5.1     Conditions to Initial Extension of Credit..........................43
         5.2     Conditions to Each Extension of Credit.............................45

SECTION 6.            AFFIRMATIVE COVENANTS                                         45

         6.1     Financial Statements...............................................45
         6.2     Certificates; Other Information....................................46
         6.3     Payment of Obligations.............................................47
         6.4     Maintenance of Existence; Compliance; Conduct of Business..........48
         6.5     Maintenance of Property; Insurance.................................48
         6.6     Inspection of Property; Books and Records; Discussions.............48
         6.7     Notices............................................................48
         6.8     Environmental Laws.................................................49
         6.9     Special Purpose Covenants..........................................49
         6.10    Additional Collateral, etc.........................................49
         6.11    Lease/Purchase Documents...........................................50
         6.12    Leasehold Security Documents.......................................51
         6.13    Accounting System..................................................51
         6.14    Further Assurance..................................................51

SECTION 7.            NEGATIVE COVENANTS                                            51

         7.1     Financial Condition Covenants; New Store Commitments...............51
         7.2     Indebtedness.......................................................53
         7.3     Liens..............................................................53
         7.4     Fundamental Changes................................................53
         7.5     Issuance of Stock..................................................53
         7.6     Restricted Payments................................................53
         7.7     Capital Expenditures...............................................53
         7.8     Investments........................................................53
         7.9     Optional Payments and Modifications of Certain Debt Instrument.....54


         7.10    Transactions.......................................................54
         7.11    ERISA..............................................................54
         7.12    Amendment of Certain Agreements....................................54
         7.13    Margin Stock.......................................................54
         7.14    Negative Pledges, Etc..............................................54

SECTION 8.            EVENTS OF DEFAULT                                             54


SECTION 9.            THE ADMINISTRATIVE AGENT                                      57

         9.1     Appointment........................................................57
         9.2     Delegation of Duties...............................................58
         9.3     Exculpatory Provisions.............................................58
         9.4     Reliance by Administrative Agent...................................58
         9.5     Notice of Default..................................................59
         9.6     Non-Reliance on Agents and Other Lenders...........................59
         9.7     Indemnification....................................................59
         9.8     Administrative Agent in Its Individual Capacity....................60
         9.9     Successor Administrative Agent.....................................60
         9.10    Administrative Agent May File Proofs of Claim......................60
         9.11    Other Agents; Arrangers and Managers...............................61

SECTION 10.           MISCELLANEOUS                                                 61

         10.1    Amendments and Waivers.............................................61
         10.2    Notices............................................................62
         10.3    No Waiver; Cumulative Remedies.....................................63
         10.4    Survival of Representations and Warranties.........................63
         10.5    Payment of Expenses and Taxes......................................64
         10.6    Successors and Assigns; Participations and Assignments.............64
         10.7    Adjustments; Set-off...............................................67
         10.8    Counterparts.......................................................68
         10.9    Severability.......................................................68
         10.10   Integration........................................................68
         10.11   GOVERNING LAW......................................................68
         10.12   Submission To Jurisdiction; Waivers................................68
         10.13   Acknowledgements...................................................69
         10.14   Releases of Guarantees and Liens...................................69
         10.15   WAIVERS OF JURY TRIAL..............................................69

SCHEDULES:

1.1A     Commitments
1.1B     Real Property
1.1C     Quarterly Dates
4.4      Consents, Authorizations, Filings and Notices
4.9      Intellectual Property
4.15     Subsidiaries
4.17     Environmental Matters
4.19(a)  UCC Filing Jurisdictions
4.24     Stores and Material Agreements
4.25(a)  Indebtedness to Remain Outstanding
4.25(b)  Indebtedness to be Paid
4.25(c)  Liens to be Terminated
4.25(d)  Liens to Remain Outstanding

EXHIBITS:

1(a)     Form of Asset Purchase Agreement
1(b)     Form of Master Lease
1(c)     Form of Supplemental Agreement
1(d)     Form of Put Option Letter
1(e)     Form of Call Option Letter
1(f)     Form of Tax Matters Agreement
1(g)     Form of Company Guarantee and Security Agreement
1(h)     Financial Statements
6.2(b)   Form of Store by Store Report
A        Form of Borrower Security Agreement
B        Form of Collateral Assignment
C        Form of Securities Pledge Agreement
D        Form of Compliance Certificate
E        Form of Closing Certificate
F        Form of Assignment and Assumption
G-1      Forms of Legal Opinions of King & Spalding LLP
G-2      Forms of Legal Opinions of Dorsey & Whitney LLP
H        Form of Exemption Certificate

         CREDIT AGREEMENT (this "Agreement"), dated as of June 28, 2004, among ARABICA FUNDING, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), and FLEET NATIONAL BANK, as administrative agent.

         The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

         "Additional Commitment Request": as defined in Section 2.1(c).

         "Additional Lender Supplement": as defined in Section 2.1(c).

         "Additional Subordinated Debt": unsecured subordinated Indebtedness of the Borrower; provided that the terms and conditions thereof (including terms regarding subordination) and the terms of any amendments to the Lease/Purchase Documents (or any new financing documents) entered into in connection therewith are reasonably satisfactory to the Administrative Agent.

         "Additional Subordinated Debt Documentation": any agreement or instrument entered into by any member of the Restricted Group in connection with the Additional Subordinated Debt.

         "Adjustment Date": as defined in the Pricing Grid.

         "Administrative Agent": Fleet, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

         "Administrative Services Agreement": the Administrative Services Agreement, dated as of the Closing Date, between the Borrower and the Securities Pledgor.

         "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Agent Party": as defined in Section 9.3.

         "Aggregate Exposure": with respect to any Lender at any time, an amount equal to the amount of such Lender's Revolving Commitment at such time or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

         "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

         "Agreement": as defined in the preamble hereto.

         "Applicable Margin": for COF Loans and Eurodollar Loans, the rate per annum designated pursuant to the Pricing Grid.

         "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

         "Approved Fund": as defined in Section 10.6(b).

         "Arranger": Banc of America Securities LLC, as sole lead arranger for the Facility.

         "Asset Purchase Agreement": the Second Amended and Restated Asset Purchase Agreement between the Borrower and the Company, substantially in the form of Exhibit 1(a).

         "Asset Sale": any Disposition of property or series of related Dispositions of property to a Person that is not a member of the Restricted Group that yields gross proceeds to any member of the Restricted Group (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds), when aggregated with the proceeds of all other such non-excluded Dispositions during the twelve-month period ending on the date of such Asset Sale, in excess of $5,000,000.

         "Assignee": as defined in Section 10.6(b).

         "Assignment and Assumption": an Assignment and Assumption, substantially in the form of Exhibit E.

         "Assignor": as defined in Section 10.6(c).

         "Available Revolving Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding.

         "Benefitted Lender": as defined in Section 10.7(a).

         "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Borrower": as defined in the preamble hereto.

         "Borrower Security Agreement": the Borrower Security Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit A.

         "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

         "Business": as defined in Section 4.17(b).

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts or New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

         "Call Option Letter": the Second Amended and Restated Call Option Letter issued by the Borrower to the Company, substantially in the form of
Exhibit 1(e).

         "Capital Expenditures": for any period, the aggregate of all amounts expended or financed for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including maintenance expenditures, build-out and new store expenditures, Pre-Opening Expenses and other replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

         "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended,
(ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

         "Change in Control": for any reason:

         (a) (i) Holdings shall own of record less than 67% of the issued and outstanding Capital Stock or voting power of the Company, or (ii) the Persons who own all of the Capital Stock of Holdings on the date hereof having the ordinary voting power to elect the Board of Directors of Holdings shall cease to own at least 65% of such Capital Stock;

         (b) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the holders of Capital Stock of Holdings and the Company, respectively, on the Closing Date, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 25% of the outstanding Capital Stock or voting power of Holdings or the Company;

         (c) during any period of 12 consecutive months, commencing after the date of this Agreement, Continuing Directors shall cease for any reason other than death or disability to constitute a majority of the directors of Holdings then in office;

         (d) the Company shall cease to own of record and beneficially 100% of the issued and outstanding Capital Stock and voting power in each Person that is as of the date hereof, or at any time after the date becomes, a Wholly-Owned Subsidiary of the Company (unless otherwise permitted under the Lease/Purchase Documents);

         (e) GSS Holdings, Inc. ("GSS") or a corporate service company (or an affiliate thereof) or a charitable trust (any such corporate service company, affiliate or charitable trust to be reasonably acceptable to the Required Lenders) shall cease to own of record and beneficially 100% of the issued and outstanding Capital Stock and voting power of the Borrower on a fully diluted basis, or any member of the Board of Directors of the Borrower shall cease to be an Independent Director; or

         (f) any Specified Change of Control shall occur.

         "CLO": as defined in Section 10.6(b).

         "Closing Date": June 28, 2004.

         "Code": the Internal Revenue Code of 1986, as amended from time to time.

         "COF Loan": any Loan bearing interest based upon the COF Rate.

         "COF Rate": the per annum rate of interest which the Reference Lender is required to pay, or is offering to pay, for wholesale liabilities of like tenor, adjusted for reserve requirements and such other requirements as may be imposed by federal, state or local government and regulatory agencies, as determined by the Reference Lender.

         "Coffeehouse Level EBITDA Margin": the "Coffeehouse Level EBITDA Margin" for the Company and its Subsidiaries, calculated in the manner set forth on the financial statements attached as Exhibit 1(h).

         "Coffeehouse Level Sales": the "Coffeehouse Level Sales" for the Company and its Subsidiaries, calculated in the manner set forth on the financial statements attached as Exhibit 1(h).

         "Collateral": all property, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

         "Collateral Assignment": the Collateral Assignment to be executed and delivered by the Borrower, substantially in the form of Exhibit B.

         "Commitment Fee Rate": 1/2 of 1% per annum, provided that, from and after the first Adjustment Date occurring on or after January 2, 2005, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

         "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower or the Company within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower or the Company, as applicable, and that is treated as a single employer under Section 414 of the Code.

         "Company": Caribou Coffee Company, Inc., a Minnesota corporation.

         "Company Guarantee and Security Agreement": the Company Guarantee and Security Agreement among the Company, Holdings, each of their respective Subsidiaries and the Borrower, substantially in the form of Exhibit 1(g).

         "Company Leasehold Mortgage": a Leasehold Mortgage by the Company in favor of the Borrower and relating to the Headquarters Building, in form and substance reasonably satisfactory to the Administrative Agent.

         "Company Security Documents": each of the Company Guarantee and Security Agreement, the Company Leasehold Mortgage, each Mortgage, Leasehold Security Document, and Intellectual Property Security Agreement and all other security documents from time to time delivered to the Borrower to secure the obligations of the Company under the Lease/Purchase Documents.

         "Compliance Certificate": a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit D.

         "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.13, 2.14 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Revolving Commitment.

         "Confidential Information Memorandum": the Confidential Information Memorandum dated April 2004 and describing the Company and the Facility.

         "Consolidated Cash Flow": for any period, (a) the Consolidated EBITDA for such period, minus (b) cash taxes paid or required to be paid during such period, minus (c) the aggregate amount of Maintenance Capital Expenditures for such period; in each case determined on a consolidated basis in accordance with GAAP.

         "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net

Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense, (c) depreciation and amortization expense (including amortization of debt acquisition cost), (d) earnings attributable to minority interests, (e) any extraordinary expenses, charges or losses, (f) other non-cash charges and (g) Pre-Opening Expenses, and minus, (a) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (ii) any other non-cash income or credits and (b) any cash payments made during such period in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis for the Company and its Subsidiaries.

         "Consolidated EBITDAR": for any period, the sum of (a) Consolidated EBITDA for such period, plus (b) Consolidated Rental Expense for the Company and its Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP.

         "Consolidated Financial Obligations": for any period, the sum of all scheduled payments (including principal, Consolidated Interest Expense and commitment fees) on Indebtedness (including without limitation with respect to Capitalized Leases); in each case determined on a consolidated basis in accordance with GAAP. For purposes of this Agreement, as to the Company and its Subsidiaries, Consolidated Financial Obligations shall, without duplication, include the Obligations and all obligations of the Borrower in respect of any Additional Subordinated Debt, but shall exclude any and all amounts payable by any member of the Restricted Group other than the Borrower to the Borrower under the Lease/Purchase Documents.

         "Consolidated Funded Indebtedness": without duplication with respect to any Person, all Indebtedness of such Person and its Subsidiaries with respect to any of the following: (i) the principal amount of money borrowed (whether recourse or non-recourse), including principal, interest and premiums, (ii) obligations evidenced by a bond, debenture, note or other like written obligation to pay money, (iii) Capital Lease Obligations, (iv) obligations under conditional sales or other title retention agreements or secured by any Lien,
(v) the aggregate face amount of any letters of credit or similar instruments (including reimbursement obligations with respect thereto), (vi) the deferred unpaid purchase price of property or services, except trade payables, accrued expenses and other similar liabilities incurred in the ordinary course of business, (vii) Indebtedness relating to Swap Agreements, (viii) Indebtedness relating to sale-leaseback obligations, (ix) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (x) Disqualified Stock, (xi) the principal portion of all obligations of such Person under synthetic leases, (xii) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, (xiii) the outstanding attributed principal amount under any securitization transaction of such Person, (xiv) all obligations that are immediately due and payable out of proceeds of or production from property now or hereafter acquired by such Person and (xv) all Guarantee Obligations of such Person in respect of any or all of the foregoing; in each case determined on a consolidated basis in accordance with GAAP. The aggregate amount of Consolidated Funded Indebtedness at any time shall include all accrued interest which has become due and payable but has not been paid (whether or not capitalized) and the accreted amount of any debt issued with original issue discount. For purposes of this Agreement, as to the Company, Consolidated Funded Indebtedness shall include the Obligations and all obligations of the Borrower in respect of Additional Subordinated Debt, but shall exclude any and all amounts payable by any member of the Restricted Group other than the Borrower to the Borrower under the Lease/Purchase Documents.

         "Consolidated Interest Expense": for any period, the total interest expense (including that attributable to Capital Lease Obligations and excluding amortization of debt acquisition cost) of the Company and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP). For purposes of this Agreement, as to the Company and its Subsidiaries, Consolidated Interest Expense shall include the Obligations and all obligations of the Borrower in respect of Additional Subordinated Debt, but shall exclude all amounts payable by any member of the Restricted Group other than the Borrower to the Borrower under the Lease/Purchase Documents.

         "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

         "Consolidated Rental Expense": for any period, all obligations in respect of base and contingent rent expensed during such period under any rental agreements or leases of real or personal property (other than amounts owed to the Borrower under the Lease/Purchase Documents), excluding tenant allowance amortization, all determined on a consolidated basis in accordance with GAAP.

         "Consolidated Senior Leverage Ratio": as defined in Section 7.1(a).

         "Continuing Directors": the directors of Holdings on the Closing Date, and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by at least two thirds of the then Continuing Directors.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control Investment Affiliate": as to any Person, any other Person that
(a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof, excluding any such dispositions constituting the leasing or licensing of property pursuant to the Lease/Purchase Documents. The terms "Dispose" and "Disposed of" shall have correlative meanings.

         "Disqualified Stock": means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or (c) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock, on or prior to, in the case of clause (a),
(b) or (c), the date that is 91 days after the date Revolving Termination Date, provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock in cash upon the occurrence of an "Asset Sale" or "Change of Control" (or similar terms having the same meaning) occurring prior to the date that is 91 days after the Revolving Termination Date shall not constitute Disqualified Stock if:

         (x) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Loans; and

         (y) any such requirement only becomes operative after compliance with such terms applicable to the Loans, including the prepayment of any Loans.

         "Dollars" and "$": dollars in lawful currency of the United States.

         "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

         "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to (or, if no such period exists, comparable to) such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., Boston time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

         "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
            --------------------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements


         "Eurodollar Tranche": all Eurodollar Loans under a particular Facility the then-current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

         "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Facility": the Revolving Commitments and the extensions of credit made thereunder.

         "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Fleet from three federal funds brokers of recognized standing selected by it.

         "Fee Payment Date": (a) each Quarterly Date and (b) the last day of the Revolving Commitment Period.

         "Fleet": Fleet National Bank, or any successor acting as Administrative Agent.

         "Funding Office": the office of the Administrative Agent specified in
Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

         "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement (and to effect corresponding amendments to the Lease/Purchase Documents) so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders (and such corresponding amendments have been made to the Lease/Purchase Documents), all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

         "Growth Capital Expenditures": Capital Expenditures relating solely to the construction or acquisition of new Stores, including Pre-Opening Expenses (excluding, to the extent included therein, Capital Expenditures relating to the remodeling of existing Stores), net of tenant allowances.

         "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "Guarantors": Holdings and the Subsidiary Guarantors.

         "Headquarters Building": the premises located at 3900 Lakebreeze Avenue North, Brooklyn Center, MN 55429.

         "Holdings": Caribou Holding Company Limited, a Cayman Islands limited liability company.

         "Incremental Lender": as defined in Section 2.1(d).

         "Indebtedness": of any Person at any date all obligations, contingent or otherwise, that should be classified on such Person's balance sheet as liabilities or to which reference should be made by footnote, in each case in accordance with GAAP, including, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables, accrued expenses and other similar liabilities incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements (including reimbursement obligations thereunder), (g) the maximum redemption price of all Disqualified Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and
(j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. For purposes of this Agreement, as to the Company and its Subsidiaries, Indebtedness shall, without duplication, include any and all amounts due or required to be due) from time to time by the Borrower to the Administrative Agent and Lenders hereunder, but shall exclude any and all amounts due (or required to be due) from time to time to the Borrower by the Company or any of its Subsidiaries under the Lease/Purchase Documents.

         "Indebtedness to be Paid": as defined in Section 4.25(b).

         "Independent Director": with respect to the Borrower, an individual who has not been (or was not) at the time of such individual's appointment, and may not have been at any time during the five years preceding such individual's appointment (a) an equityholder of, or an officer, director (other than with respect to such Independent Director's service as a director of the Borrower), employee, supplier (other than the Securities Pledgor and its Affiliates as a supplier of services pursuant to the Administration Agreement) or customer of, the Borrower, the Company or any of their respective Affiliates, (b) a Person controlling any such equityholder, supplier or customer, or (c) a member of the immediate family of any such equityholder, officer, director, employee, supplier or customer or any other equityholder of the Borrower or the Company. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Borrower, whether through ownership of voting securities, by contract or otherwise.

         "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA. "Insolvent" has a corresponding meaning.

         "Intellectual Property": all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

         "Intellectual Property Security Agreement": as defined in the Borrower Security Agreement and the Company Guarantee and Security Agreement.

         "Interest Payment Date": as to any Loan, (a) each Quarterly Date to occur while such Loan is outstanding and the final maturity date of such Loan and (b) the date of any repayment or prepayment made in respect thereof.

         "Interest Period": With respect to each Loan, the period commencing on the date of the making of or conversion to such Loan and ending on the next occurring Quarterly Date and, thereafter, each period from one Quarterly Date to the next Quarterly Date, provided that, in each case:


         (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

         (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is not a numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month; and

         (c) any Interest Period that would otherwise end after the maturity date for a Loan shall end on the maturity date for such Loan.

         "Issuing Lender": Fleet, in its capacity as issuer of any Letter of Credit.

         "L/C Commitment": $5,000,000.

         "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

         "L/C Participants": all of the Lenders other than the Issuing Lender.

         "Lease/Purchase Documents": the Asset Purchase Agreement, the Master Lease, the Supplemental Agreement, the Put Option Letter, the Call Option Letter, the Tax Matters Agreement, the Company Guarantee and Security Agreement, the Company Leasehold Mortgage and each other document, instrument or certificate delivered by Holdings and its Subsidiaries in connection with any of the foregoing.

         "Lease/Purchase Transactions": the transactions contemplated by the Lease/Purchase Documents.

         "Leasehold Mortgage Assignment": the leasehold mortgage assignment to be executed and delivered by the Borrower and relating to the Company Leasehold Mortgage, in form and substance reasonably satisfactory to the Administrative Agent.

         "Leasehold Security Document": a landlord consent and waiver (and, if the applicable member of the Restricted Group holds its leasehold interest in the relevant real property pursuant to a recorded instrument (in complete or memorandum form), a leasehold assignment or leasehold mortgage), as may be required by the Administrative Agent or the Required Lenders, in form and substance reasonably satisfactory to the Administrative Agent.

         "Lenders": as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

         "Letters of Credit": as defined in Section 3.1(a).

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

         "Liens to be Terminated": as defined in Section 4.25(c).

         "Loan Documents": this Agreement, the Security Documents, the Notes and each other document, agreement, instrument or certificate delivered by any Loan Party in connection herewith or therewith.

         "Loans" or "Revolving Loans": as defined in Section 2.1(a).

         "Loan Parties": each member of the Restricted Group or Affiliate thereof that is a party to a Loan Document. "Maintenance Capital Expenditures": all Capital Expenditures other than Growth Capital Expenditures and Capital Expenditures in connection with Permitted Acquisitions, excluding Pre-Opening Expenses.

         "Major Decision": any decision of or on behalf of the Borrower to: (i) engage in any business or activity other than as set forth in this Agreement;
(ii) voluntarily dissolve or liquidate, in whole or in part; (iii) consolidate or merge with or into any other Person; (iv) convey or transfer its properties and assets to any other Person prior to the indefeasible payment in full of all Obligations, except as expressly permitted hereunder; (v) terminate any of the Lease/Purchase Documents or amend any of the same in a way adverse to the Administrative Agent and the Lenders; or (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, including, but not limited to, the federal Bankruptcy Code, or seek the appointment of a trustee, receiver, liquidator, custodian, examiner or other similar official of it or any substantial part of its property, or consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or make a general assignment for the benefit of creditors, or fail generally to pay its debts as they become due, or take any action to authorize any of the foregoing.

         "Master Lease": the Second Amended and Restated Lease and License Financing and Purchase Option Agreement between the Borrower and the Company, substantially in the form of Exhibit 1(b).

         "Material Adverse Effect": a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of the Borrower or of the Company and its Subsidiaries taken as a whole, (b) the validity or enforceability of the material terms of this Agreement or any of the other Transaction Documents, (c) the material rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder or (d) the ability of Holdings, the Company, any of their Subsidiaries or the Borrower to fulfill their material obligations hereunder or thereunder.

         "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Mortgage": as defined in Section 6.11.

         "Multiemployer Plan": a Plan that is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds": (a) in connection with any Asset Sale or Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document or Company Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

         "New Lender": as defined in Section 2.1(c).

         "New Store Commitment": an enforceable obligation of the Company or any of its Subsidiaries to lease, acquire, develop or open a new Store.

         "Non-Excluded Taxes": as defined in Section 2.14(a).

         "Non-U.S. Lender": as defined in Section 2.14(d).

         "Notes": any promissory notes evidencing Loans.

         "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

         "Original Credit Agreement": as defined in the definition of "Original Credit Facilities".

         "Original Credit Facilities": the credit facility established pursuant to the Credit Agreement, dated as of April 25, 2001, among the Borrower, Fleet National Bank, as Administrative Agent, and the Lenders party thereto (the "Original Credit Agreement"), together with the Working Capital Facility and the Caribou Lease/Purchase Documents (each as defined therein).

         "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         "Participant": as defined in Section 10.6(c).

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

         "Permitted Acquisition": as defined in the Master Lease.

         "Permitted Liens":

         (a) Liens in favor of the Administrative Agent or any Lender under the Loan Documents and Liens in favor of the Borrower under the Lease/Purchase Documents (collaterally assigned to the Administrative Agent under the Loan Documents);

         (b) with respect to the Company and its Subsidiaries, Liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of the Lease/Purchase Documents;

         (c) with respect to the Company and its Subsidiaries, landlord's and lessors' Liens in respect of rent not in default or liens in respect of pledges or deposits under worker's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar Liens, if the obligations secured by such Liens are not then delinquent or are released by appropriate statutory release bonds; Liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

         (d) with respect to the Company and its Subsidiaries, judgment Liens that shall not have been in existence for a period of longer than 30 days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than 30 days after the expiration of such stay;

         (e) with respect to the Company and its Subsidiaries, Liens in respect of Capital Lease Obligations and purchase money obligations incurred within 90 days of purchase which in the aggregate do not secure Indebtedness in excess of $1,000,000 (of which not more than $500,000 may consist of existing capital leases) for new tangible personal property other than inventory used in their business, provided that any such Liens shall not extend to property and assets not financed by such capital Lease or purchase money obligation and shall not secure Indebtedness greater than the lesser of the cost or fair market value of such tangible personal property so acquired;

         (f) with respect to the Company and its Subsidiaries, easements, rights of way, restrictions and other similar Liens relating to real property and not interfering in a material way with the ordinary conduct of their business or the value of such real property; and

         (g) with respect to the Company and its Subsidiaries, Liens of assignments, subleases, licenses, sublicenses or other transfers of the Company's and its Subsidiaries' rights or assets, in each case to the extent permitted pursuant to Section 13 of the Master Lease.

         "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower, the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledged Stock": the Capital Stock (i) pledged by the Securities Pledgor to the Administrative Agent for the benefit of the Lenders pursuant to the Securities Pledge Agreement and (ii) pledged to the Borrower pursuant to the Company Security Documents and collaterally assigned to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents, as the case may be.

         "Pre-Opening Expenses": expenses incurred by any member of the Restricted Group prior to the opening to the general public of a store for business, determined in accordance with GAAP.

         "Pricing Grid": the table set forth below.

    Consolidated Senior Leverage      Applicable Margin for     Applicable Margin for COF
                Ratio                   Eurodollar Loans                  Loans                 Commitment Fee Rate
   ---------------------------------------------------------------------------------------------------------------------
      Greater than or equal to                4.00%                       5.00%                        0.5%
             2.0 to 1.0
   ---------------------------------------------------------------------------------------------------------------------
    Greater than or equal to 1.75             3.75%                       3.75%                        0.5%
   to 1.0 but less than 2.0 to 1.0
   ---------------------------------------------------------------------------------------------------------------------
    Greater than 1.25 to 1.0 but              3.25%                       3.25%                        0.5%
        less than 1.75 to 1.0
   ---------------------------------------------------------------------------------------------------------------------
    Less than or equal to 1.25 to             2.50%                       3.50%                       0.375%
                 1.0
   ---------------------------------------------------------------------------------------------------------------------


         For the purposes of the Pricing Grid, changes in the Applicable Margin and the Commitment Fee Rate resulting from changes in the Consolidated Senior Leverage Ratio shall become effective on the date (the "Adjustment Date") of the commencement of the Interest Period following the date that is not less than three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph, provided that, prior to delivery of financial statements for the fiscal quarter ending January 2, 2005, the Applicable Margin will not be less than 3.25% for Eurodollar Loans or 3.25% for COF Loans and the Commitment Fee Rate will be 0.50%. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Consolidated Senior Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1(a).

         "Projections": as defined in Section 6.2(c).

         "Properties": as defined in Section 4.17(a).

         "Put Option Letter": the Second Amended and Restated Put Option Letter issued by the Company to the Borrower, substantially in the form of Exhibit 1(d).

         "Quarterly Dates": the dates set forth on Schedule 1.1C and the last day of each fiscal quarter of the Company thereafter.

         "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any member of the Restricted Group, or any receipt by any member of the Restricted Group of any amount as a refund of any Tax or Other Tax.

         "Reference Lender" Fleet.

         "Reference Period": each period of four consecutive fiscal quarters of the Company ending on each Quarterly Date on or after the Closing Date.

         "Register": as defined in Section 10.6(b).

         "Regulation U": Regulation U (12 CFR Part 221) of the Board as in effect from time to time.

         "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

         "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any member of the Restricted Group in connection therewith that are not applied to prepay the Loans or reduce the Revolving Commitments pursuant to Section 2.6(c) as a result of the delivery of a Reinvestment Notice.

         "Reinvestment Event": any Recovery Event in respect of which the Company has delivered a Reinvestment Notice.

         "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Company (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of a Recovery Event to acquire or repair assets useful in its business.

         "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Company's business.

         "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring 270 days after such Reinvestment Event and
(b) the date on which the Company shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Company's business with all or any portion of the relevant Reinvestment Deferred Amount.

         "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.
Section 4043.

         "Required Lenders": (i) at any time when there are three or fewer Lenders, all of the Lenders (or the sole Lender, if there is only one Lender) or
(ii) at any time when there are four or more Lenders, Lenders holding in the aggregate at least 67% of the Revolving Commitments at such time (or if such Revolving Commitments have been terminated, 67% of the Revolving Extensions of Credit).

         "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer": the chief executive officer, president, chief financial officer or treasurer of the Company, but in any event, with respect to financial matters, the chief financial officer of the Company.

         "Restricted Group": the Company, each of its Subsidiaries, Holdings and the Borrower, each of which is referred to as a "member" of the Restricted Group.

         "Restricted Payments": as defined in Section 7.6.

         "Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Assumption or Additional Lender Supplement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $55,000,000.

         "Revolving Commitment Period": the period from and including the Closing Date to the Revolving Termination Date.

         "Revolving Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans held by such Lender then outstanding and (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding.

         "Revolving Percentage": as to any Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of all Revolving Loans then outstanding, provided, that, in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis.

         "Revolving Termination Date": the fifth anniversary of the Closing
Date.

         "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

         "Securities Pledge Agreement": the Securities Pledge Agreement to be executed and delivered by the Securities Pledgor, substantially in the form of Exhibit C.

         "Securities Pledgor": GSS Holdings, Inc., a Delaware corporation.

         "Security Documents": the Borrower Security Agreement, each Leasehold Security Document, the Leasehold Mortgage Assignment, each assignment of any Mortgage, the Securities Pledge Agreement, the Collateral Assignment and all other security documents from time to time delivered to the Administrative Agent to secure the obligations and liabilities of any Loan Party under any Loan Document or any Person under any Lease/Purchase Document.

         "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

         "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         "Specified Change of Control": a "Change of Control" (or any other defined term having a similar purpose) as defined in the Additional Subordinated Debt Documentation, any organizational document of Holdings or any agreement relating to the Capital Stock of Holdings or the Company.

         "Specified Foreign Jurisdiction": any country other than the United States in which the Company's annual revenues or profits (excluding revenues and profits derived from franchising and similar licensing agreements or mail-order business) exceed $500,000.

         "Store": any store owned or controlled directly or indirectly by the Company or any of its Subsidiaries.

         "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company. As of the date of this Agreement, Caribou MSP Airport, a Minnesota joint venture, and Caribou Venture, LLC, a Minnesota limited liability company, are not Subsidiaries of the Company or Holdings.

         "Subsidiary Guarantor": each Subsidiary of the Borrower other than Caribou Coffee Charitable Foundation, a Minnesota not-for-profit corporation.

         "Supplemental Agreement": the Second Amended and Restated Supplemental Agreement between the Borrower and the Company, substantially in the form of
Exhibit 1(c).

         "Swap Agreement": any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

         "Tax": as defined in Section 2.14.

         "Tax Matters Agreement": the Second Amended and Restated Tax Matters Agreement between the Borrower and the Company, substantially in the form of
Exhibit 1(f).

         "Total Revolving Commitments": at any time, the aggregate amount of the Revolving Commitments then in effect.

         "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

         "Transaction Documents": the Loan Documents and the Lease/Purchase Documents.

         "Transferee": any Assignee or Participant.

         "Type": as to any Loan, its nature as a COF Loan or a Eurodollar Loan.

         "United States": the United States of America.

         "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

         "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Company.

         1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

         (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any member of the Restricted Group not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time and (vi) references to the "knowledge" of any Loan Party shall refer to the actual knowledge of the senior management personnel of such Loan Party.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS


         2.1 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (the "Loans" or the "Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Loans shall be Eurodollar Loans unless, pursuant to the terms hereof, the Loans are required to be COF Loans.

         (b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

         (c) The Borrower may, at its sole expense and effort and with the consent of the Administrative Agent, on one occasion only, request: (a) one or more Lenders to increase (in the sole and absolute discretion of each such Lender) the amount of their respective Revolving Commitments or (b) another lending institution reasonably acceptable to the Administrative Agent (each, a "New Lender") to become a Lender and extend a Revolving Commitment hereunder (each such Lender and any New Lender being herein referred to as a "Proposed Lender"). To request an increase pursuant to this Section 2.1(c), the Borrower shall submit to the Administrative Agent a request (an "Additional Commitment Request"), in form and substance reasonably satisfactory to the Administrative Agent, signed by the Borrower, which shall be irrevocable and shall specify, as the case may be: (i) each such Proposed

Lender and the amount of the proposed increase in its Revolving Commitment or
(ii) the identity of, and proposed Revolving Commitment for any New Lender. At the request of the Administrative Agent, the Borrower shall cause any New Lender to complete and deliver to the Administrative Agent an administrative questionnaire in the Administrative Agent's form. Promptly following receipt of any Additional Commitment Request, the Administrative Agent shall advise each Lender of the details thereof. Upon the approval of the terms of the Additional Commitment Request by the Administrative Agent, (A) each such Proposed Lender which shall then be an existing Lender shall have its Revolving Commitment increased by the amount set forth in such request, or (B) the New Lender shall be and become a Lender hereunder having a Revolving Commitment equal to the amount set forth therefor in such request, provided that in each such case: (1) immediately before and after giving effect thereto, no Default or Event of Default shall or would exist, (2) each such Proposed Lender shall have executed and delivered to the Administrative Agent a supplement to this Agreement providing for its increased Revolving Commitment or its Revolving Commitment, as applicable, in form satisfactory to the Administrative Agent (an "Additional Lender Supplement"), (3) only one New Lender, with a Revolving Commitment of $5,000,000, may become a Lender under this subsection (c), (4) the maximum aggregate amount of increased or new Revolving Commitments that may be effected pursuant to this subsection (c) shall be $5,000,000, (5) no such request may be submitted or effected after any optional reduction of the Revolving Commitments pursuant to Section 2.4 and (6) it shall be a condition precedent to the effectiveness of any increased or new Revolving Commitment that the Lease/Purchase Documents shall have been amended or modified in a manner reasonably satisfactory to the Administrative Agent.

         (d) Simultaneously with any increase in the aggregate amount of the Revolving Commitments under subsection (c) above, each Proposed Lender then becoming a Lender or increasing its Revolving Commitment hereunder (each, an "Incremental Lender") shall, to the extent necessary, purchase from each other Lender, and each other Lender shall sell to each Incremental Lender, in each case at par and without representation, warranty, or recourse (in accordance with and subject to the restrictions contained in Section 10.6), such principal amount of the Revolving Extensions of Credit of such other Lender, together with all accrued and unpaid interest thereon, as will result, after giving effect to such transaction, in each Lender's percentage of Revolving Extensions of Credit outstanding being equal to such Lender's Revolving Percentage, provided that each such assignor Lender shall have received (to the extent of the interests, rights and obligations assigned) payment of the outstanding principal amount of its Loans, accrued interest thereon, accrued fees, commissions and all other amounts payable to it under the Loan Documents from the applicable assignee Lenders (to the extent of such outstanding principal and accrued interest, fees and commissions) or the Borrower (in the case of all other amounts).

         2.2 Procedure for Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., Boston time, three Business Days prior to the requested Borrowing Date), specifying (a) the amount of each borrowing and (b) the requested Borrowing Date. Each borrowing under the Revolving Commitments shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the aggregate Available Revolving Commitments are less, such lesser amount). Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Revolving Lender will make the amount of its pro rata share (in accordance with their respective Revolving Percentages) of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, Boston time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

         2.3 Commitment Fees, etc. (a) The Borrower agrees (i) to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the date hereof to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof and (ii) to pay to the Administrative Agent for the account of the Administrative Agent and each Incremental Lender, as applicable, the fees in the amount or amounts and on the date or dates agreed to in writing among the Incremental Lender, the Administrative Agent and the Borrower in connection with any Additional Commitment Request.

         (b) The Borrower agrees to pay to the Administrative Agent and the Arranger (and hereby assumes the obligation to pay) the fees in the amounts and on the dates previously agreed to pursuant to the Engagement and Fee Letter dated June 18, 2004.

         2.4 Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

         2.5 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., Boston time, three Business Days prior thereto, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or COF Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.15. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

         2.6 Mandatory Prepayments and Commitment Reductions. (a) If any Capital Stock or Indebtedness shall be issued or incurred by any member of the Restricted Group, or if any Additional Subordinated Debt shall be incurred, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the reduction of the Revolving Commitments as set forth in Section 2.6(d).

         (b) If on any date any member of the Restricted Group shall receive Net Cash Proceeds from any Asset Sale then 80% of such Net Cash Proceeds shall be applied on such date toward the reduction of the Revolving Commitments as set forth in Section 2.6(d) unless the Required Lenders waive the same in accordance with Section 10.1.

         (c) On (i) any date on which the outstanding Revolving Extensions of Credit exceed the aggregate Revolving Commitments or (ii) any member of the Restricted Group shall receive Net Cash

Proceeds from a Recovery Event and, in the case of this clause (ii), no Reinvestment Notice shall have been delivered in respect thereof, the Borrower will apply the amount of such excess (in the case of clause (i)) or 50% of such Net Cash Proceeds (in the case of clause (ii)) to repay Loans and, to the extent of any such amount remaining after repayment of all outstanding Loans (because of outstanding L/C Obligations), replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. On each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Loans, replacement of outstanding Letters of Credit and collateralization of L/C Obligations as set forth in the first sentence of this subsection (c).

         (d) Amounts to be applied in connection with Revolving Commitment reductions made pursuant to subsections (a) and (b) above or subsection (e) below shall be applied to reduce permanently the Revolving Commitments unless the Required Lenders waive the same in accordance with Section 10.1. Any such reduction of the Revolving Commitments shall be accompanied by prepayment of the Revolving Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Commitments as so reduced, provided that if the aggregate principal amount of Revolving Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent.

         (e) The Revolving Commitments shall be reduced in the manner specified in clause (d) above automatically and without further act by any Person on any date on which the Reference Amount (as defined in the Master Lease) is reduced pursuant to clause (i) of the definition thereof.

         (f) The application of any prepayment pursuant to this Section 2.6 shall be made, first, to COF Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this Section 2.6 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid and any amounts due under Section 2.15.

         2.7 Continuation of Loans. Any Loan may be continued upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the definition of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing (with any such Loan to be converted into a COF Loan at the expiration of the applicable Interest Period), and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Loans having an Interest Period of one month. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof.

         2.8 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that,
(a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $250,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

         2.9 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

         (b) Each COF Loan shall bear interest at a rate per annum equal to the COF Rate plus the Applicable Margin.

         (c) If any Event of Default shall have occurred and be continuing, all outstanding Obligations (whether or not overdue) shall bear interest at a rate per annum equal to the rate then applicable to Eurodollar Loans plus 2% (or, if an Event of Default under Section 8(a) shall then be continuing, 3%) during the continuance of such Event of Default (both before and after judgment).

         (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

         2.10 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall promptly notify the Borrower and the relevant Lenders of each determination of any interest rate hereunder and the effective date thereof. Any change in the interest rate on a Loan resulting from a change in the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the first day of the Interest Period next succeeding the day on which such change becomes effective. The Borrower also agrees to pay to the Lenders on the last day of such next occurring Interest Period an amount, calculated by the Administrative Agent, intended to compensate such Lender for such change in the Eurocurrency Reserve Requirements for the period from the effective date thereof to the beginning of such next occurring Interest Period (and may include the cost of deferring payment of such amount by the Borrower until the last day of such next occurring Interest Period). The Administrative Agent shall provide the Borrower with a statement of its calculation of such increased cost, reduction in income or additional expense and of its increased Applicable Margin, which statement shall be prima facie evidence of the correctness of such calculation, absent manifest error.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

         2.11 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

         (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

         (b) the Administrative Agent or any Lender shall have determined in good faith (which determination shall be binding and conclusive) that:

             (i) the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lender of making or maintaining its Loans during such Interest Period, or

             (ii) the making or continuation of a Eurodollar Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the London interbank market for U.S. dollar deposits or (2) compliance by the Administrative Agent or any Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority (whether or not having the force of law);

the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as COF Loans and (y) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period (or on such earlier date as may be necessary in order to comply with applicable Requirements of Law), to COF Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such.

         2.12 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Revolving Percentages of the Lenders.

         (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders.

         (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, Boston time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

         (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover or demand such amount with interest thereon at the rate per annum applicable to COF Loans from the Borrower. Nothing herein shall be deemed to limit the rights of the Borrower against the defaulting Lender.

         (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

         2.13 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

           (i) shall subject the Administrative Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to the Administrative Agent or such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.14 and changes in the rate of tax on the overall net income of any Lender);

           (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Administrative Agent or such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

           (iii) shall impose on the Administrative Agent or such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, such Lender shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. Commencing with the next occurring Interest Period, the affected Lender may increase the Applicable Margin on the Loan or Loans or other Obligations of such Lender by an amount necessary to compensate such Lender for the amount of such increase in cost, reduction in income or additional expense. Such increased Applicable Margin shall apply for so long as such increased cost, reduction in income or additional expense is incurred by such Lender, and such Lender agrees to notify the Borrower when such increased cost, reduction income or additional expense is no longer applicable. The Borrower also agrees to pay on the last day of such next occurring Interest Period an amount, calculated by such Lender, intended to compensate such Lender for such increased cost, reduction in income or additional expense for the period from the date of the initial incurrence of such cost, reduction or expense by such Lender to the beginning of such next occurring Interest Period (and may include the cost of deferring payment of such amount by the Borrower until the last day of such next occurring Interest Period). Such Lender shall provide the Borrower with a statement of its calculation of such increased cost, reduction in income or additional expense and of its increased Applicable Margin, which statement shall be prima facie evidence of the correctness of such calculation, absent manifest error.

         (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written notice thereof, commencing with the next occurring Interest Period, the affected Lender may increase the Applicable Margin on the Loan or Loans and other Obligations of such Lender by an amount necessary to compensate such Lender for the amount of reduction of return on capital. Such increased Applicable Margin shall apply for so long as such reduction in return on capital is incurred by such Lender, and such Lender agrees to notify the Borrower when such reduction in return on capital is no longer applicable. The Borrower also agrees to pay on the last day of such next occurring Interest Period an amount, calculated by such Lender, intended to compensate such Lender for such reduction in return on capital for the period from the date of the initial occurrence of such reduction in return on capital by such Lender to the beginning of such next occurring Interest Period (and may include the cost of deferring payment of such amount by the Borrower until the last day of such next occurring Interest Period). Such Lender shall provide the Borrower with a statement of its calculation of such reduction in return on capital and of its increased Applicable Margin, which statement shall be prima facie evidence of the correctness of such calculation, absent manifest error.

         (c) The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.14 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (any of the foregoing, a "Tax"), excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

         (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit H and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered to the Borrower and the Administrative Agent by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

         (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

         (f) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section
2.14 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

         (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.15 Payments Before End of Interest Period. If the Borrower for any reason makes any payment or prepayment of principal with respect to any Eurodollar Loan on any day other than the last day of the applicable Interest Period, or fails to borrow, continue or convert to a Eurodollar Loan after giving a Loan request, or if any Eurodollar Loan is accelerated pursuant to
Section 8, the Borrower shall pay to the Administrative Agent for the account of the Lenders a makewhole payment pursuant to the following formula:

                L = (R - T) x P x D
                    ---------------
                          360

                L = amount payable to the Administrative Agent for the account of the Lenders

                R =   interest rate on such Loan (excluding the Applicable
                      Margin)

                T = effective interest rate per annum at which any readily marketable bond or other obligation of the United States, selected at the Administrative Agent's sole discretion, maturing on or near the last day of the then applicable Interest Period and in approximately the same amount as such Loan can be purchased by the Lenders on the day of such payment of principal or failure to borrow, continue or convert

                P = the amount of principal prepaid or the amount of the requested Loan

                D = the number of days remaining in the Interest Period as of the date of such payment or the number of days of the requested Interest Period

The Borrower shall pay such amount on the last day of the next occurring Interest Period, unless the Borrower is prepaying the Loans, in which case such amount shall be paid on the date of such prepayment. The Administrative Agent shall, on or prior to the first date of such next occurring Interest Period or such date of prepayment, as applicable, present to the Borrower a statement setting forth the Administrative Agent's calculation of such amount pursuant hereto, which statement shall be deemed true and correct absent manifest error.

         2.16 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.13 or 2.14(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.13 or 2.14(a).

                          SECTION 3. LETTERS OF CREDIT

         3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of
(x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). Each Letter of Credit shall be issued to support obligations of Company incurred in the ordinary course of its business. It shall be a condition precedent to the obligation of the Issuing Lender to issue each Letter of Credit that the Lease/Purchase Documents shall have been amended, if necessary, to (i) provide a method for the Company to utilize such Letter of Credit,(ii) ensure that the Borrower will remain in compliance with
Section 7.1(e), and (iii) make such other changes (including, without limitation, to provide for the funding of cash collateral upon the occurrence of an Event of Default as and when required by Section 8 hereof), in each case in a manner acceptable to the Administrative Agent.

         (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

         3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

         3.3 Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each issued and outstanding Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date.

         (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

         3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

         (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to COF Loans. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         3.5 Reimbursement Obligation of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, not later than 12:00 Noon, Boston time, on (i) the Business Day that the Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 A.M., Boston time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the Borrower receives such notice. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x)

Section 2.9(b), until the Business Day next succeeding the date of the relevant notice, and (y) thereafter, Section 2.9(c).

         3.6    Obligations Absolute. The Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

         3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

         3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES


         To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender (and has caused the Company to represent and warrant to the Borrower) that:

         4.1 Financial Condition. The audited consolidated balance sheets of the Company and its Subsidiaries as at December 28, 2003, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly the consolidated financial condition of the Company and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at April 30, 2004, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No member of the Restricted Group has any material Guarantee Obligations, contingent liabilities or liabilities for taxes, or any long-term leases (other than pursuant to the Lease/Purchase Documents) or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 28, 2003 to and including the date hereof there has been no Disposition by any member of the Restricted Group of any material part of its business or property. No subordinated Indebtedness of any member of the Restricted Group is outstanding as of the date hereof.

         4.2 No Change. Since December 28, 2003, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

         4.3 Existence; Compliance with Law. Each member of the Restricted Group (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.4 Power; Authorization; Enforceable Obligations. Each member of the Restricted Group has the power and authority, and the legal right, to execute, deliver and perform the Transaction Documents to which it is a party, to enter into amendments to the Lease/Purchase Documents as and when contemplated hereby and, in the case of the Borrower, to obtain extensions of credit hereunder. Each member of the Restricted Group has taken all necessary organizational action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Lease/Purchase Transactions and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Transaction Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Transaction Document has been duly executed and delivered on behalf of each member of the Restricted Group party thereto. This Agreement constitutes, and each other Transaction Document upon execution will constitute, a legal, valid and binding obligation of each member of the Restricted Group party thereto, enforceable against each such member in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Transaction Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate in any material respect any Requirement of Law or any Contractual Obligation of any member of the Restricted Group and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security

Documents and the Company Security Documents). There are no Requirements of Law or Contractual Obligations applicable to any member of the Restricted Group that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         4.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Loan Parties, threatened by or against any member of the Restricted Group or against any of their respective properties or revenues (a) with respect to any of the Transaction Documents or any of the transactions contemplated hereby or thereby, or (b) that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.7 No Default. No member of the Restricted Group is in default under or with respect to any of its Contractual Obligations in any respect that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         4.8 Ownership of Property; Liens. Each member of the Restricted Group has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except for Permitted Liens.

         4.9 Intellectual Property. Except as otherwise described on Schedule 4.9, (a) the Borrower owns all service marks used by the Company or any of its Subsidiaries in their business and (b) each member of the Restricted Group owns, or is licensed to use, all other Intellectual Property necessary for the conduct of its business as currently conducted. Except as otherwise described on
Schedule 4.9, no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does any Loan Party have knowledge of any valid basis for any such claim. The use of Intellectual Property by each member of the Restricted Group does not infringe on the rights of any Person except for instances which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as provided in Schedule 4.9, no interest in any of the Intellectual Property has been licensed by any member of the Restricted Group to any other Person (except for licenses among the Company and its Subsidiaries, licenses permitted pursuant to Section 13 of the Master Lease, and the Borrower's license thereof to the Company under the Lease/Purchase Documents and the Borrower's collateral assignment thereof to the Administrative Agent).

         4.10 Taxes. Each member of the Restricted Group has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant member of the Restricted Group); no tax Lien has been filed, and, to the knowledge of the Loan Parties, no claim is being asserted, with respect to any such tax, fee or other charge. No member of the Restricted Group has executed any waiver having the effect of extending any applicable statute of limitations in respect of tax liabilities.

         4.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of Regulations T, U or X of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative

Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

         4.12 Labor Matters. (a) There are no collective bargaining agreements or other labor contracts covering any member of the Restricted Group; (b) to the knowledge of the Loan Parties, no union or other labor organization is seeking to organize, or to be recognized as bargaining representative for, a bargaining unit of employees of any member of the Restricted Group; (c) there is no material labor dispute pending or threatened against or affecting any member of the Restricted Group; (d) there has not been, during the five year period prior to the date hereof, any material labor dispute against or affecting any member of the Restricted Group, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material; and (e) each of the members of the Restricted Group has complied in all material respects with (or corrected in full any prior noncompliance) and is in material compliance with the provisions of the Fair Labor Standards Act of 1938, as amended, and regulations thereunder.

         4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower, the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower, the Company nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

         4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

         4.15 Subsidiaries; Capital Stock. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date:

         (a) (i) Holdings has only the Subsidiaries set forth on, and the authorized, issued and outstanding Capital Stock of each of Holdings, the Company and its Subsidiaries and the Borrower is as set forth on, Schedule 4.15 and (ii) the Capital Stock of each of Holdings, the Company and each of its Subsidiaries and the Borrower are duly authorized, validly issued, fully paid and nonassessable and are owned beneficially and of record by the Persons set forth on Schedule 4.15, free and clear of all Liens. The Borrower has no Subsidiaries.

         (b) Except as set forth on Schedule 4.15, no member of the Restricted Group has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof and there are no agreements, voting trusts or understandings binding upon any member of the Restricted Group with respect to the voting securities of any member of the Restricted Group or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing.

         4.16 Use of Proceeds. The proceeds of the Loans on the Closing Date shall be used to refinance the Indebtedness to be Paid and to pay related fees and expenses. The proceeds of the Loans made after the Closing Date, and the Letters of Credit, shall be used for general corporate purposes, including purchasing assets from the Company and its Subsidiaries under the Asset Purchase Agreement, in the case of Loans, or to purchase goods used by, or secure the obligations of, the Company and its Subsidiaries, in the case of the Letters of Credit.

         4.17 Environmental Matters. Except as disclosed on Schedule 4.17 and as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

         (a) the facilities and properties owned, leased or operated by any member of the Restricted Group (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

         (b) no member of the Restricted Group has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any member of the Restricted Group (the "Business"), nor does any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened;

         (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

         (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Loan Parties, threatened, under any Environmental Law to which any member of the Restricted Group is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

         (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any member of the Restricted Group in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

         (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

         (g) no member of the Restricted Group has assumed any liability of any other Person under Environmental Laws.

     4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent, the Arranger or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties contained in the Lease/Purchase Documentation are true and correct in all material respects. No Loan Party has knowledge of any fact that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

     4.19 Security Documents; Real Property. (a) Each Security Document is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Security Documents (including Pledged Stock pledged to the Borrower under the Company Security Documents and collaterally assigned by the Borrower to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents), when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Security Documents (including other Collateral pledged to the Borrower under the Company Security Documents and collaterally assigned by the Borrower to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents), when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the offices specified on Schedule 4.19(a), each Security Document shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the applicable Security Document), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Permitted Liens). Holdings has registered the Administrative Agent's security interest in its Capital Stock in the Company in its registry of mortgages and charges.

     (b) Each Company Security Document is effective to create in favor of the Borrower a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Company Security Documents, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Company Security Documents, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the offices specified on Schedule 4.19(a), each Company Security Document shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the applicable Security Document), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Permitted Liens).

     (c) Schedule 1.1B lists, as of the Closing Date, each parcel of owned real property and each leasehold interest in real property held by the Borrower or by the Company or any of its Subsidiaries.

     4.20 Solvency. Each Loan Party is, and after giving effect to this Agreement and the other Transaction Documents, and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

     4.21 Senior Indebtedness. The Obligations constitute "Senior Indebtedness" (or any other defined term having a similar purpose) of the Borrower under and as defined in any outstanding Additional Subordinated Debt Documentation.

     4.22 Regulation H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

     4.23 Certain Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Lease/Purchase Documents, including any amendments, supplements or modifications with respect to any of the foregoing. There are no agreements or documents relating to the subject matter of the Lease/Purchase Documents other than the Lease/Purchase Documents.

     4.24 Stores; Material Agreements. Schedule 4.24 accurately and completely lists all Stores owned or operated by the Company or any of its Subsidiaries (with the owner and operator and address of each Store listed thereon) and all material agreements (including all real estate leases) to which any member of the Restricted Group is a party. Each of the material agreements listed on
Schedule 4.24 is in full force and effect and constitutes the legally valid and binding obligation of the Company or its Subsidiary, as the case may be, identified thereon as being a party to such agreement and, to the knowledge of the Loan Parties, the other parties thereto, enforceable against each of them in accordance with its respective terms. No member of the Restricted Group is in violation under any material agreements, where such violations in the aggregate could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Loan Parties, except as disclosed in Schedule 4.24, third parties to any material agreements are not in material violation thereof to the extent that such violations in the aggregate could reasonably be expected to have a Material Adverse Effect.

     4.25 Indebtedness Outstanding.

     (a) Set forth on Schedule 4.25(a) hereto is a list and description of all Indebtedness of any member of the Restricted Group (other than the Loans) that will be outstanding immediately after the closing hereunder.

     (b) Set forth on Schedule 4.25(b) hereto is a list and description of all Indebtedness of any member of the Restricted Group that will be repaid, defeased, transferred or otherwise terminated on or prior to the closing hereunder (the "Indebtedness to Be Paid").

     (c) Set forth on Schedule 4.25(c) hereto is a list and description of all Liens of any member of the Restricted Group that will be repaid, defeased, transferred or otherwise terminated on or prior to the closing hereunder (the "Liens to be Terminated").

     (d) Set forth on Schedule 4.25(d) hereto is a list and description of all Liens of any member of the Restricted Group (other than the Liens of the Loan Documents) that will be outstanding immediately after the closing hereunder.

     4.26 Anti-Terrorism Laws.


     (a) No member of the Restricted Group and, to the knowledge of any of the Loan Parties, no Affiliate of any member of the Restricted Group, is in violation of any laws applicable to such member of the Restricted Group or such Affiliate relating to terrorism or money laundering ("Anti-Terrorism Laws"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

     (b) No member of the Restricted Group and, to the knowledge of any of the Loan Parties, no Affiliate of any member of the Restricted Group, is any of the following:

          (i) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

          (ii) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

          (iii) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

          (iv) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

          (v) a Person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list.

     (c) No member of the restricted Group and, to the knowledge of any Loan Party, no Affiliate of any member of the Restricted Group, (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

     (d) No Person is acting for any member of the Restricted Group or any Affiliate of any thereof as a broker or other agent acting or benefitting in any capacity in connection with the Loans.

     4.27 Special Purpose Entity.


     (a) Except as specifically permitted in this Agreement and in connection with the Original Credit Facilities, the Borrower has not (i) entered into any transaction of acquisition (except as provided in the Lease/Purchase Documents), merger, consolidation or amalgamation, or taken any action to liquidate, wind up or dissolve itself, nor has it suffered any liquidation or dissolution, in whole or in part, or (ii) created any Subsidiaries, or acquired by purchase or otherwise all or substantially all the business or assets (except as provided in the Lease/Purchase Documents) of, or stock or other evidences of beneficial ownership of, or made any investment in, any Person, or (iii) made any material change in its present method of conducting business or (iv) amended the terms of its organizational documents or taken any action that might cause it to become insolvent;

     (b) the Borrower has not contemplated and is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws, or the liquidation of all or a major portion of its assets or property, and the Borrower has no knowledge of any Person contemplating the filing of any such petition against it;

     (c) the Borrower has not become obligated for, or otherwise held out its credit or assets as being available to satisfy obligations of, any other Person;

     (d) the Borrower was organized for the sole purpose of buying from and leasing back assets to the Company; other than in connection with the Original Credit Facilities, the Borrower has not during its existence, and will not, engage in any business unrelated to such activities and will conduct and operate its business as presently conducted and operated;

     (e) the Borrower will maintain an arm's length relationship with the sole shareholder or any Affiliate of the Borrower and the Borrower has not entered into, and will not enter into, any contract or agreement with such shareholder or any Affiliate of the Borrower, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with unrelated third parties;

     (f) the Borrower has not incurred, and will not incur, any Indebtedness or material liabilities, secured or unsecured, direct or contingent (including any Guarantee Obligation), other than under the Original Credit Facilities (which will be discharged at the closing hereunder) and other than the Indebtedness permitted hereunder; the Borrower has not granted, and will not grant, any Lien except for Liens under the Original Credit Facilities (which will be discharged at the closing hereunder) and except in favor of the Administrative Agent;

     (g) except as specifically permitted in this Agreement or as provided in the Lease/Purchase Documents, and except for activities pursuant to the Original Credit Facilities, the Borrower has not made, nor will it make, any loans or advances to any other Person (including any Affiliate) or buy or hold evidence of any Indebtedness issued by any other Person (other than Investments permitted hereunder). Except as specifically permitted in this Agreement and except for activities pursuant to the Original Credit Facilities, the Borrower has not and will not pledge its assets for the benefit of any other Person;

     (h) the Borrower has always been, is, and will be solvent and will pay its debts and liabilities from its own assets as the same shall become due; the Borrower has maintained, maintains and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

     (i) the Borrower has maintained and will maintain its own separate books and records and bank accounts, which are and will be, in each case separate and apart from those of any other Person;

     (j) the Borrower has been, is and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate thereof), has maintained and utilized and shall maintain and utilize separate stationery, invoices and checks bearing its own name, has otherwise conducted and shall otherwise conduct its business and own its assets in its own name, and has and shall correct any known misunderstanding regarding its separate identity;

     (k) subject to the requirements of the Tax Matters Agreement (and, in respect of matters prior to the closing hereunder, the tax matters agreement entered into in connection with the Original Credit Facilities), the Borrower has and will maintain separate financial statements showing its assets and liabilities separate and apart from those of any other Person, not have its assets listed on the financial statements of another, and will file its own tax returns;

     (l) the Borrower has not sought nor will it seek the dissolution or winding up, in whole or in part, of the Borrower;

     (m) the Borrower has not commingled, and will not commingle, its funds or other assets with those of any Affiliate or other Person;

     (n) the Borrower has not maintained, and will not maintain, its assets in such a manner making it costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person and, if requested by the Administrative Agent to do so after an Event of Default, will cause its assets leased to any other Person to be identified clearly thereon as owned by the Borrower;

     (o) the Borrower will not do any act which would make it impossible to carry on the ordinary business of the Borrower;

     (p) the Borrower has not, and will not, file or consent to the filing of a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding under any federal or state bankruptcy, insolvency, reorganization or other similar law with respect to the Borrower, or seek or consent to the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any other similar official of Borrower or a substantial part of the property of the Borrower, or admit in writing the inability of Borrower to pay its debts generally as they become due, or, except as expressly permitted under this Agreement, engage in transactions with Affiliates, or take or induce any other entity to take any action in furtherance of any of the foregoing actions, without the unanimous consent of its board of directors;

     (q) the Borrower has observed and will observe all corporate formalities;

     (r) the Borrower has not acquired, and will not acquire, the obligations or securities of any of its partners, Affiliates, members or shareholders, as applicable;

     (s) the Borrower has not paid, and shall not pay, for any overhead or other expenses of any other Person;

     (t) the Borrower has complied at all times with each of the representations and warranties contained in this Section, and at all times complied with each of the representations, warranties and covenants set forth in Section 11 of the Original Credit Agreement;

     (u) the Borrower shall at all times have only Independent Directors, whose vote shall be required in connection with all Major Decisions of the Borrower; and

     (v) the Borrower's Certificate of Incorporation conforms in all material respects to the provisions of this Section 4.27.

                        SECTION 5. CONDITIONS PRECEDENT

          5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a) Credit Agreement; Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1A,
     (ii) the Borrower Security Agreement, executed and delivered by the Borrower, (iii) the Collateral Assignment, executed and delivered by the Borrower, (iv) the Securities Pledge Agreement, executed and delivered by the Borrower and the Securities Pledgor, (v) each Intellectual Property Security Agreement required to be executed and delivered by each Loan Party that owns any Intellectual Property Collateral and (vi) each Leasehold Security Document required by the Administrative Agent to be delivered on the Closing Date.

          (b) Lease/Purchase Documents; Indebtedness to be Paid.


               (i) The Asset Purchase Agreement, the Master Lease, the Supplemental Agreement, the Put Option Letter, the Call Option Letter, the Tax Matters Agreement and the Company Guarantee and Security Agreement shall have been executed and delivered by the parties thereto. The Administrative Agent shall have received a true, correct and complete copy of each such document, certified to the reasonable satisfaction of the Administrative Agent and satisfactory to the Lenders in all respects.

               (ii) The Administrative Agent shall have received evidence satisfactory to the Lenders that the Indebtedness to be Paid shall have been paid in full and that any related credit, loan or similar agreements, together with any related guarantees and other documentation, shall have been terminated, and arrangements satisfactory to the Lenders shall have been made for the termination of all Liens to be Terminated, including without limitation all Liens granted in connection with the Indebtedness to be Paid.

               (iii) the Administrative Agent shall have received satisfactory evidence that the fees and expenses to be incurred in connection with transactions contemplated hereby shall not exceed $[__________].

          (c) Equity Arrangements. The Lenders shall be satisfied in all respects with the terms of the Capital Stock of the Restricted Group.

          (d) Financial Statements. The Administrative Agent shall have received
     (i) the financial statements referred to in Section 4.1, (ii) monthly financial statements for the Company and its Subsidiaries for the months of January, February, March and April of 2004, (iii) financial statements for the twelve-month period ended April 30, 2004 demonstrating that Consolidated EBITDA of the Company for such period shall have equaled at least $12,000,000, (iv) evidence satisfactory to the Lenders that the ratio of Consolidated Funded Indebtedness as at April 30, 2004 to Consolidated EBITDA for the twelve-month period ending on such date was not more than 0.75:1.00 and (v) satisfactory projections for the Company and its Subsidiaries through the 2008 fiscal year.

          (e) Approvals. All governmental and material third party approvals necessary in connection with the Lease/Purchase Transactions, the continuing operations of the members of the Restricted Group and the transactions contemplated hereby shall have been obtained and be in full force and effect.

          (f) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section
     7.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

          (g) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

          (h) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party and of the Securities Pledgor, dated the Closing Date, substantially in the form of Exhibit E, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation and the Securities Pledgor certified by the relevant authority of the jurisdiction of organization of such Loan Party or the Securities Pledgor, as applicable, and (ii) a long form good standing certificate for each Loan Party and for the Securities Pledgor, in each case from its jurisdiction of organization and each jurisdiction where it is required to be qualified as a foreign Person.

          (i) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:


               (i) legal opinions of King & Spalding LLP, substantially in the forms of Exhibit G-1;

               (ii) legal opinions of Dorsey & Whitney LLP, substantially in the forms of Exhibit G-2; and

               (iii) the legal opinion of such other special and local counsel as may be required by the Administrative Agent.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (j) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Security Documents and the Company Security Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Documents and the Company Security Documents endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

          (k) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

          (l) Solvency Certificate. The Administrative Agent shall have received a satisfactory solvency certificate from the chief financial officer of each of Holdings, the Borrower and the Company that shall document the solvency of the Borrower, Holdings and the Company, respectively, and each of their respective Subsidiaries after giving effect to the transactions contemplated hereby.

          (m) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of the Security Documents and the Company Security Documents.

          5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the in all material respects on and as of such date as if made on and as of such date, including as to the absence of any material adverse change.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

          (c) Lease/Purchase Documents. The Borrower shall have delivered to the Administrative Agent a certificate issued by the Company under the Lease/Purchase Documents, confirming that the representations and warranties of the Company and its Subsidiaries under the Lease/Purchase Documents are true and correct in all material respects, that no Event of Default exists thereunder, that the Lease/Purchase Documents are in full force and effect, and that amendments thereto have been executed and delivered, in form and substance satisfactory to the Administrative Agent, which include provision for payments due thereunder from the Company to the Borrower in amounts and on such dates sufficient to cover in full principal, interest and other amounts due from the Borrower to the Administrative Agent (after giving effect to the requested Credit Extension) and the Lenders hereunder as and when due.

          (d) Other Documents. The Administrative Agent shall have received such other supporting documents and certificates as it may reasonably request.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 and, on the Closing Date, Section 5.1 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

     The Borrower hereby agrees that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall:

     6.1 Financial Statements. Furnish to the Administrative Agent and each
Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year, (i) a copy of the Borrower's audited balance sheet at the end of such year and the related audited consolidated statements of income and of cash flows for such year, and (ii) a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young or other independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than 45 days after the end of each quarterly period of each fiscal year, (i) the unaudited consolidated balance sheet of the Borrower as at the end of such quarter, and (ii) the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and, in each case, the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

          (c) as soon as available, but in any event not later than 30 days after the end of each month occurring during each fiscal year, the unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and (x) in accordance with GAAP and (y) in accordance with GAAP, but treating the Obligations of the Borrower hereunder and obligations of the Borrower under any Additional Subordinated Debt as Consolidated Funded Indebtedness of the Company and not including as Consolidated Funded Indebtedness of any of the Company's obligations under the Lease/Purchase Documents, in each case applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

          6.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender (or, in the case of clause (g), to the relevant Lender):

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Transaction Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) a Store by Store report substantially in the form of Exhibit 6.2(b), and (iii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by each member of the Restricted Group with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower and the Company, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any Intellectual Property or other property as to which action is required under Section 6.10 hereof, in each case acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Closing Date);

          (c) as soon as available, and in any event no later than 30 days prior to the beginning of each fiscal year of the Company, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Company and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (d) within 45 days after the end of each fiscal quarter, a narrative discussion and analysis of the financial condition and results of operations of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

          (e) no later than 10 Business Days (or, in the case of amendments or supplements to the Lease/Purchase Documents effected solely to facilitate borrowings of Revolving Loans hereunder, three Business Days) prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Lease/Purchase Documents or the Additional Subordinated Debt Documentation;

          (f) within five days after the same are sent, copies of all financial statements and reports that any member of the Restricted Group sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that any member of the Restricted Group may make to, or file with, the SEC; and

          (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant member of the Restricted Group, and pay and perform its obligations under the Administrative Services Agreement.

          6.4 Maintenance of Existence; Compliance; Conduct of Business. (a) Preserve, renew and keep in full force and effect its organizational existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; (c) maintain and keep in full force and effect all material licenses and permits necessary to the proper conduct of its business; and (d) remain or engage in the business of owning the equipment and tangible and intangible personal property (and if requested by the Administrative Agent after an Event of Default, the real estate leaseholds) used by the Company and its Subsidiaries in the conduct of their business, and in no other business.

          6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property as required under the Security Documents and, without limiting the provisions thereof, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the members of the Restricted Group with officers and employees of the members of the Restricted Group and with their independent certified public accountants. Without limiting the foregoing, the Administrative Agent and the Lenders may conduct as many commercial credit examinations of the Borrower as they reasonably deem necessary, whether or not an Event of Default exists. One such examination per year while no Event of Default has occurred and is continuing, and all such examinations during the continuance of any Event of Default, shall be all at the expense of the Borrower.

          6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:


          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of any member of the Restricted Group or (ii) litigation, investigation or proceeding that may exist at any time between any member of the Restricted Group and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting any member of the Restricted Group (i) in which the amount involved that is not covered by insurance is $250,000 or more, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

          (d) the following events, as soon as possible and in any event within 30 days after any Loan Party knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC, the Borrower, the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

          (e) no more than five Business Days after becoming aware of any investigative proceedings by a Governmental Authority commenced or threatened against any member of the Restricted Group regarding any potential violation of Environmental Laws, any spill, release, discharge or disposal of any Hazardous Material or any event required to be reported to any such Governmental Authority, written notice thereof and of the action being proposed to be taken with respect thereto; and

          (f) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant member of the Restricted Group proposes to take with respect thereto.

          6.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

          6.9 Special Purpose Covenants. The Borrower shall cause the representations and warranties set forth in Section 4.27 to be true and correct at all times.

          6.10 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by any member of the Restricted Group (other than (x) any property described in paragraph (b) or (c) below, (y) any property subject to a Lien expressly permitted by clause (e) of the definition of "Permitted Liens" or (z) any Intellectual Property, to the extent of any filings required outside of the United States (unless such filings are in a Specified Foreign Jurisdiction)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (and not less frequently than quarterly, in the case of any Collateral constituting Intellectual Property) (i) execute and deliver to the Administrative Agent such amendments to the Security Documents and the Company Security Documents or such other documents (including any Leasehold Security Document) as the Administrative Agent deems necessary or advisable to grant to the Borrower, and to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Borrower, and to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Documents, by the Company Security Documents or by law or as may reasonably be requested by the Administrative Agent.

          (b) With respect to any fee interest in any real property having a value (together with improvements thereon) of at least $250,000 acquired after the Closing Date by any member of the Restricted Group, promptly (i) execute and deliver a first priority mortgage reasonably satisfactory to the

Required Lenders (each, a "Mortgage"), in favor of the Borrower (assigned so as to grant to the Administrative Agent, for the benefit of the Lenders, the benefit thereof) covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c) With respect to any new Subsidiary (other than Caribou Coffee Charitable Foundation) created or acquired after the Closing Date by any member of the Restricted Group, promptly (i) execute and deliver to the Administrative Agent such amendments to the Security Documents and the Company Security Documents as the Administrative Agent deems necessary or advisable to grant to the Borrower, and to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any member of the Restricted Group, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant member or members of the Restricted Group,
(iii) cause such new Subsidiary (A) to become a party to the Company Guarantee and Security Agreement, (B) to take such actions necessary or advisable to grant to the Borrower, and to the Administrative Agent for the benefit of the Lenders, a perfected first priority security interest in the Collateral described in the Security Documents with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Documents, the Company Security Documents or by law or as may reasonably be requested by the Administrative Agent (other than (x) any property subject to a Lien expressly permitted by clause (e) of the definition of "Permitted Liens" or (y) any Intellectual Property, to the extent of any filings required outside of the United States or the European Union) and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit E, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) Promptly upon any member of the Restricted Group undertaking any business or operations in any Specified Foreign Jurisdiction (other than entering into agreements with franchisees and similar licensees in any such jurisdiction and other than in respect of property subject to a Lien expressly permitted by clause (e) of the definition of "Permitted Liens") notify the Administrative Agent thereof and, if reasonably requested by the Administrative Agent, promptly furnish to the Administrative Agent an opinion of counsel, such opinion and such counsel to be reasonably satisfactory to the Administrative Agent, as to the satisfaction of the requirements of subsections (a) through (c) above.

          6.11 Lease/Purchase Documents. The Borrower will include and maintain in the Lease/Purchase Documents at all times provisions in form and substance acceptable to the Required Lenders. The Borrower will diligently enforce the Lease/Purchase Documents. Except as provided in the last sentence of this
Section 6.11, the Borrower will not amend the Lease/Purchase Documents without the prior written consent of the Required Lenders. The Borrower will at all times require that all payments under the Lease/Purchase Documents be paid to an account in the name of the Borrower at Fleet in which the Administrative Agent shall have a first priority perfected security interest, and the Borrower shall not be entitled to withdraw any funds therefrom without the Administrative Agent's prior written consent, except that the Borrower may make payments from such account to the Administrative

Agent in satisfaction of the Obligations as they become due. The Borrower shall amend the Lease/Purchase Documents prior to the making of any Credit Extension hereunder to provide for payments by the Company due thereunder to cover in full
(a) as and when due, any and all principal, interest, Reimbursement Obligations, fees and other amounts due from the Borrower from time to time hereunder, and
(b) prior to the Borrower's required payment of the same under the Lease/Purchase Documents, any and all payments required to be paid from time to time by the Borrower under the Lease/Purchase Documents.

          6.12 Leasehold Security Documents. To the extent that the same have not been obtained on or prior to the Closing Date, use its reasonable efforts to
(a) cause the Company and the owner of the Headquarters Building to execute and deliver to the Borrower the Company Leasehold Mortgage (whereupon the Borrower shall assign the Company Leasehold Mortgage to the Administrative Agent pursuant to the Leasehold Mortgage Assignment) and a consent and waiver by the landlord, together with an opinion of counsel, such consent and waiver, opinion and counsel to be reasonably satisfactory to the Administrative Agent and (b) cause the landlord under each other lease of real property to which any member of the Restricted Group is a party as lessee, and such lessee, to execute and deliver a landlord consent in form and substance reasonably satisfactory to the Administrative Agent.

          6.13 Accounting System. The Borrower will maintain an accurate system of accounting in accordance with GAAP. The Borrower will not change its fiscal year from the fiscal year accounting used in the preparation of the financial statements referred to in Section 4.1.

          6.14 Further Assurance. From time to time hereafter, the Borrower will execute and deliver, or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as the Administrative Agent or any Lender shall reasonably request for the purpose of implementing or effectuating the provisions of the Transaction Documents and upon the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to the Transaction Documents which requires any consent, approval, registration, qualification or authorization of any Governmental Authority or instrumentality, exercise and deliver, or cause to be executed and delivered, all applications, certifications, instruments and other documents and papers that the Administrative Agent may be so required to obtain.

                         SECTION 7. NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, directly or indirectly:

          7.1 Financial Condition Covenants; New Store Commitments.


          (a) Maximum Senior Leverage Ratio. Permit the ratio (the "Senior Leverage Ratio") of the Consolidated Funded Indebtedness of the Company and its Subsidiaries (excluding any Additional Subordinated Debt included therein) at any Quarterly Date during any period set forth below to the Consolidated EBITDA of the Company for the Reference Period ending on such Quarterly Date to be greater than the ratio set forth in the table below for the period during which such date falls:

     Closing Date through January 2, 2005                      2.00:1.00
     January 3, 2005 through April 3, 2005                     2.25:1.00
     April 4, 2005 through July 3, 2005                        2.50:1.00
     July 4, 2005 through July 2, 2006                         2.75:1.00
     July 3, 2006 through October 1, 2006                      2.50:1.00
     October 2, 2006 through December 31, 2006                 2.25:1.00
     January 1, 2007 through April 1, 2007                     2.00:1.00
     April 2, 2007 through July 1, 2007                        1.75:1.00
     July 2, 2007 through December 30, 2007                    1.50:1.00
     December 31, 2007 and thereafter                          1.00:1.00


          (b) Minimum Consolidated Financial Obligations Coverage Ratio. Permit the ratio of the Consolidated Cash Flow of the Company for any Reference Period ending on any Quarterly Date falling in any period referred to below to the Consolidated Financial Obligations of the Company and its Subsidiaries for such Reference Period to be less than the ratio specified below for the period during which such date falls:

                                                               Minimum Cash Flow
                    Quarterly Dates                             Coverage Ratio

Closing Date through January 2, 2005                               5.00:1.00
January 3, 2005 through January 1, 2006                            5.00:1.00
January 2, 2006 through December 31, 2006                          4.50:1.00
January 1, 2007 and thereafter                                     5.00:1.00


          (c) Minimum Interest Coverage Ratio. Permit the ratio of (i) the Consolidated EBITDAR of the Company for each Reference Period ending on any Quarterly Date to (ii) the sum of Consolidated Interest Expense plus Consolidated Rental Expense of the Company and its Subsidiaries for such Reference Period to be less than 1.50:1.00.

          (d) Maximum Capital Expenditures.


               (i) Make any Capital Expenditures, except to purchase and lease back assets of the Company and its Subsidiaries in connection with Loans hereunder (limited in purchase price to the amount of such Revolving Loans) pursuant to the Lease/Purchase Documents.

               (ii) Permit the Growth Capital Expenditures made by the Company and its Subsidiaries in any fiscal year to exceed the maximum amounts set forth below for the fiscal years listed:

                                                     Maximum Amount of
           Fiscal Year Ending                       Capital Expenditures

             January 2, 2005                            $26,000,000
             January 1, 2006                            $34,500,000
            December 31, 2006                           $35,000,000
            December 30, 2007                           $19,000,000
       Each fiscal year thereafter                      $21,000,000


provided that so long as no Default shall then exist, up to 25% of Growth Capital Expenditures permitted, but not made, in any such fiscal year, as provided above, may be deferred and made in the subsequent fiscal year in addition to permitted Growth Capital Expenditures for such subsequent fiscal year specified above, provided that no such deferred Growth Capital Expenditures may be further deferred.

     (e) Minimum Rental Payments. Permit the Lease/Purchase Documents not to provide at all times for rental and other payments from the Company under the Lease/Purchase Documents in amounts sufficient to cover all of the Obligations and all of its operating and other expenses, in each case on or prior to the dates when such Obligations and expenses become due and payable.

     (f) New Store Commitments. Permit the Company to enter into any New Store Commitment if at such time (A) the Coffeehouse Level EBITDA Margin for the Reference Period most recently ended is less than 16% of Coffeehouse Level Sales for such Reference Period or (B) the aggregate Available Revolving Commitments of all Lenders are less than (1) the budgeted amount of Capital Expenditures for outstanding New Store Commitments (including the New Store Commitment in question, and assuming that the budgeted amount of Capital Expenditures for any New Store Commitment for which a Capital Expenditure budget has not been determined is $300,000), less (2) the aggregate amount of Capital Expenditures made toward New Store Commitments prior to the opening of each such store.

     7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except Indebtedness to the Administrative Agent or any Lender pursuant to any Loan Document and except for Additional Subordinated Debt, provided that the aggregate principal amount of Additional Subordinated Debt issued by the Borrower during the term of this Agreement shall not exceed $20,000,000, and no Additional Subordinated Debt may be issued after March 31, 2007.

     7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for Permitted Liens.

     7.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of any of its property or business (other than pursuant to the Lease/Purchase Documents).

     7.5 Issuance of Stock. Issue or sell any shares of its Capital Stock to any Person.


     7.6 Restricted Payments. Make any distribution or payment of cash, property, or obligations, or both, directly or indirectly (a) in respect of any Additional Subordinated Debt, or (b) to the holder of any Capital Stock or to any Affiliate of any such holder for any reason whatsoever, including without limitation, salaries, loans, debt repayment, consulting fees, management fees, expense reimbursements and dividends, distributions, put, call or redemption payments and any other payments in respect of such Capital Stock; provided, however, that Restricted Payments shall not include reasonable and customary salaries paid to employees of the Company or any of its Subsidiaries for actual services rendered and reimbursements of bona fide out of pocket business expenses made to such employees and to other holders of any equity interest of the Company.

     7.7 Capital Expenditures. Make or commit to make any Capital Expenditure other than pursuant to the Lease/Purchase Documents.


     7.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except for investments in Cash Equivalents and Investments under the Lease/Purchase Documents.

     7.9 Optional Payments and Modifications of Certain Debt Instruments. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to principal, interest or other amounts with respect to any Additional Subordinated Debt, provided, that so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may pay scheduled interest payments on the Additional Subordinated Debt; (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Additional Subordinated Debt Documentation (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee); or (c) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Senior Indebtedness" (or any other defined term having a similar purpose) for the purposes of the Additional Subordinated Debt Documentation.

     7.10 Transactions. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Person, other than the Transaction Documents.

     7.11 ERISA. Maintain any Plan.


     7.12 Amendment of Certain Agreements. Amend or modify or permit the amendment or modification of any organizational document, any of the Lease/Purchase Documents (except as required under the last sentence of Section 6.11), or grant any consent, waiver or approval thereunder, without the prior written consent of the Required Lenders, which will not be unreasonably withheld or delayed. The Borrower will grant consents, waivers or approvals under the Lease/Purchase Documents as and when directed to do so by the Administrative Agent if the same is necessary or advisable, in the determination of the Administrative Agent or the Required Lenders, to effectuate the purposes of the Loan Documents. The Borrower will not amend any material agreement if the same would be reasonably likely to result in a Material Adverse Effect.

     7.13 Margin Stock. Use or permit the use of any of the proceeds of the Credit Extensions, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any Margin Stock or for any other purpose which might constitute a "purpose credit" within the meaning of Regulation U, or cause this Agreement to violate Regulation T, U or X of the Board or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under such statutes.

     7.14 Negative Pledges, Etc. (a) Enter into any agreement, amendment or arrangement (excluding this Agreement or any other Transaction Document) prohibiting or restricting (i) it from amending or otherwise modifying this Agreement or any other Loan Document, or (ii) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired or (b) renew or enter into any material agreement without using commercially reasonable efforts to obtain the written consents of such third parties necessary to effect the collateral assignments thereof and grants of security interests therein in accordance with the Security Documents.

                          SECTION 8. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

     (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation or fail to pay any other amount payable hereunder or under any other Loan Document within three days after any such interest or other amount becomes due in accordance with the terms hereof; or

     (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

     (c) any Loan Party (i) shall default in the observance or performance of any agreement contained in Sections 6.2(e) or (f), 6.4, 6.5, 6.6, 6.7, 6.9, 6.11 or 7 of this Agreement or Section 5.2 or 5.5 of the Borrower Security Agreement, or (ii) shall default in the observance or performance of any agreement contained in Section 6.1 or 6.2(a) through (d) or (g) of this Agreement and such default shall continue unremedied for a period of 5 days after notice to the Borrower from the Administrative Agent or the Required Lenders or any Loan Party obtaining knowledge of the same, whichever is earlier; or

     (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders or any Loan Party obtaining knowledge of the same, whichever is earlier; or

     (e) (i) any member of the Restricted Group shall (A) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (B) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (C) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (A),
(B) or (C) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (A), (B) and (C) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $500,000, or (ii) any Event of Default (as defined in any of the Lease/Purchase Documents) shall occur; or

     (f) (i) any member of the Restricted Group shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any member of the Restricted Group shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any member of the Restricted Group any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any member of the Restricted Group any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any member of the Restricted Group shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any member of the Restricted Group shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

     (g) any member of the Restricted Group or any Commonly Controlled Entity shall fail to pay when due an amount or amount that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA and which, together with all such amounts, exceeds $500,000 in the aggregate; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by any member of the Restricted Group, any Commonly Controlled Entity, any plan administrator or any combination of the foregoing; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

     (h) one or more judgments or decrees shall be entered against any member of the Restricted Group involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

     (i) any of the Security Documents or any of the Lease/Purchase Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, or any such Person shall so assert; or

     (j) the guarantee contained in Section 2 of the Company Guarantee and Security Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

     (k) a Change of Control shall occur; or

     (l) Holdings shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Company, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (x) nonconsensual obligations imposed by operation of law, (y) obligations pursuant to the Loan Documents to which it is a party and (z) obligations with respect to its Capital Stock, or (iii) own, lease, manage or otherwise operate any properties or assets other than the ownership of shares of Capital Stock of the Company; or

     (m) any Additional Subordinated Debt shall cease, for any reason, to be validly subordinated to the Obligations, as provided in the Additional Subordinated Debt Documentation, or any Loan Party, any Affiliate of any Loan Party shall so assert; or

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Revolving Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of

Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to 105% of the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

     Whether or not the Administrative Agent has taken any of the actions set forth above, the Administrative Agent may, and at the direction of the Required Lenders, shall, require: (i) the Borrower to require the Company to use reasonable commercial efforts to obtain an absolute assignment in form and substance reasonably satisfactory to the Administrative Agent from the Company and its Subsidiaries of all of the Company's and its Subsidiaries' right, title and interest in their respective real estate leases, and subject to the conditions that, in connection with any such assignment, the Borrower shall sublease the covered premises back to the Company on the same terms as the assigned lease, (ii) the Borrower to require the Company and its Subsidiaries to use commercially reasonable efforts to obtain real estate leasehold mortgages in form and substance reasonably satisfactory to the Administrative Agent with respect to each of its real estate leaseholds (in the event the absolute assignments are not required pursuant to clause (i) immediately above), or (iii) the Borrower to obtain from the Company and its Subsidiaries agency account agreements with respect to each of their respective deposit and other accounts in form and substance similar to the form attached to the Borrower Security Agreement and otherwise satisfactory to the Administrative Agent, requiring all of such depository banks to sweep such accounts daily and wire such funds into a concentration account pledged to the Agent (as collateral assignee of the Borrower) at the Administrative Agent.

                      SECTION 9. THE ADMINISTRATIVE AGENT

     9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or any other Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates (collectively, and including the Administrative Agent in its capacity as such, the "Agent Parties") shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders, any participant or other Person for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. No Agent Party shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

     9.4 Reliance by Administrative Agent.

     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, e-mail, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     (b) For purposes of determining compliance with the conditions specified in
Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

     9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, the Borrower or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that no Agent Party has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent Party to any Lender, including whether any Agent Parties have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent Party or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates, and all Requirements of Law applicable to it and its affiliates, and made its own decision to make its Loans hereunder and enter into and perform this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent Party or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of any Agent Party.

     9.7 Indemnification. The Lenders agree to indemnify each Agent Party (to the extent not reimbursed by the Loan Parties and without limiting the obligation of any Loan Party to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Party in any way relating to or arising out of, the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Party under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Party's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

     9.8 Administrative Agent in Its Individual Capacity. Fleet and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though it were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Fleet or its affiliates may receive information regarding any Loan Party or its affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, Fleet shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include Fleet in its individual capacity.

     9.9 Successor Administrative Agent. Fleet may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If Fleet shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring or removed Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

     9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Person) shall be entitled and empowered, by intervention in such proceeding or otherwise:

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations or Guarantee Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent hereunder) allowed in such judicial proceeding; and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder and under the other Loan Documents.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     9.11 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book runner," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Person. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                           SECTION 10. MISCELLANEOUS


     10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the written consent of all of the Lenders; (ii) eliminate or reduce the voting rights of any Lender under this
Section 10.1 without the written consent of such Lender;

(iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Company Guarantee and Security Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 9 without the written consent of Fleet; or (v) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:                 Arabica Funding, Inc.
                          c/o Global Securitization Services, LLC
                          445 Broad Hollow Road
                          Suite 239
                          Melville, NY  11747
                          Attention:  Mr. Andy Stidd
                          Telecopy:
                          Telephone:  (631) 587-4700

                          with a copy (which shall not constitute notice) to

                          Crescent Capital Investments, Inc.
                          75 Fourteenth Street, 24th Floor
                          Atlanta, GA  30309
                          Attention:  Mr. Charles H. Ogburn
                          Telecopy:  (404) 920-9001
                          Telephone: (404) 920-9050

                          with a copy (which shall not constitute notice) to

                          Caribou Coffee, Inc.
                          3900 Lakebreeze Avenue North
                          Brooklyn Center, MN  55429
                          Attention:  George Mileusnic
                          Telecopy:  (612) 359-2730
                          Telephone:  (612) 359-2700
                          with a copy (which shall not constitute notice) to:

                          King & Spalding
                          1185 Avenue of the Americas
                          New York, NY  10036
                          Attention:  Isam Salah, Esq.
                          Telecopy:  (212) 556-2222
                          Telephone:  (212) 556-2140

Administrative Agent:     Fleet National Bank, as Administrative Agent
                          100 Federal Street
                          Mail Stop:  MA5-100-09-01
                          Boston, MA  02110
                          Attention:  Alexandra Burke
                          Telecopy:  (617) 434-0637
                          Telephone:  (617) 434-5749

                          with a copy (which shall not constitute notice) to:

                          Susan E. Siebert, Esq.
                          Edwards & Angell, LLP
                          101 Federal Street, 23rd Floor
                          Boston, MA  02110
                          Telecopy:  (617) 439-4170
                          Telephone:  (617) 951-2220

provided that any notice, request or demand to or upon the Administrative Agent or any Lender shall not be effective until received.

     Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

     10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

     10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any member of the Restricted Group or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that (i) the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or a breach of such Indemnitee's obligations (or those of the relevant related Person) under this Agreement or the other Loan Documents and (ii) the Borrower shall have no obligation to pay, reimburse, indemnify or hold harmless any Indemnified Party for any Indemnified Liability that was unreasonably incurred by such Indemnified Party unless, at the time such Indemnified Liability is incurred or a claim therefor is asserted, an Event of Default shall have occurred and be continuing. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Demands for payments pursuant to this Section 10.5 shall be submitted to George Mileusnic (Telephone No. (612) 359-2700) (Telecopy No. (612) 359-2730), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

     10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

          (b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

          (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; and

          (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an Assignee that is a Lender immediately prior to giving effect to such assignment, except in the case of an assignment of a Revolving Commitment to an Assignee that does not already have a Revolving Commitment.

          (ii) Assignments shall be subject to the following additional conditions:

          (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Revolving Commitments or Loans under any Facility, the amount of the Revolving Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower, the Company and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower or the Company shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

          (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

          (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire; and

          (D) in the case of an assignment to a CLO (as defined below), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver that
     (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such CLO.

          For the purposes of this Section 10.6, the terms "Approved Fund" and "CLO" have the following meanings:

          "Approved Fund" means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

          "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an affiliate of such Lender.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

          (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (c)(i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each

Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph
(c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.14 unless such Participant complies with Section 2.14(d).

          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

          (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

          (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

          10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a "Benefitted Lender") shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

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

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:


          (n) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

          (o) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (p) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (q) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (r) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          10.13 Acknowledgements. The Borrower hereby acknowledges that:


          (s) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (t) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (u) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          10.14 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

          (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents shall have been paid in full, the Revolving Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

          10.15 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  ARABICA FUNDING, INC.


                                  By:  /s/ Bernard J. Angelo
                                       Name: Bernard J. Angelo
                                       Title: Vice President


                                  FLEET NATIONAL BANK, as Administrative Agent and as a Lender


                                  By: /s/ Alexandra Burke
                                       Name: Alexandra Burke
                                       Title: Director


                                  WELLS FARGO BANK, N.A.


                                  By: /s/ Brian J. Roach
                                       Name: Brian J. Roach
                                       Title: Managing Director


                                  M&I MARSHALL & ILSLEY BANK


                                  By: /s/ Doug Pudvah
                                       Name: Doug Pudvah
                                       Title: Vice President

                                  By: /s/ Kristin Leuer
                                       Name: Kristin Leuer
                                       Title: Vice President